Exhibit 10.1

Amended and Restated Promissory Note

Principal Amount: $1,100,000.00

Date: July 11, 2024

This note amends and restates and replaces in its entirety that certain revolving promissory note dated August 15, 2022 (as amended thereafter and prior to the date hereof, the “Original August 2022 Note”), made by LuxUrban Hotels Inc. (the “Borrower”) to the order of THA Family II LLC and Andrea Romanello Ferdinand (together and jointly, the “Lender”).

Whereas the parties seek to further amend and restate the Original August 2022 Note.

I. TERMS OF REPAYMENT

A. Payments

For value received, the undersigned LuxUrban Hotels Inc of 2125 Biscayne Blvd Suite 253, Miami, Florida 33137 (collectively, the “Borrower”), promise to pay to the order of THA Family II LLC assigned from Andrea Romanello of 18555 Collins Avenue Apt 1505, Sunny Isles, Florida 33137 (the “Lender”), the sum of $1,100,000.00 with interest on the unpaid principal at the rate of 14% per annum from July 12, 2024 through the earlier of (a) August 1, 2026 and (b) the date all outstanding principal and interest on this Note has been paid in full.

The principal of this note may be prepaid in whole or part at any time. Interest shall be prorated and paid with any principal payment under this note.

For the first six months of this note; payments shall be paid as interest only, with the first interest payment due August 1, 2024. After which, month payments shall be made on the first of each month and comprised of principal and interest based on the18-month amortization schedule attached as Schedule A.

B. Application of Payments

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

C. Acceleration of Debt

If any payment obligation under this Note is not paid when due, the remaining unpaid principal balance and any accrued interest shall become due immediately at the option of the Lender.

II. PREPAYMENT

The Borrower reserves the right to prepay this Note (in whole or in part) at any time and from time to time with no prepayment penalty. Any such prepayment shall be applied against the installments of principal due under this note in the inverse order of their maturity and shall be accompanied by payment of accrued interest on the amount prepaid to the date of prepayment.

III. COLLECTION COSTS

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

IV. DEFAULT

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

1)	the failure of the Borrower to pay the principal and any accrued interest when due;
2)	the liquidation or dissolution of the Borrower;
3)	the filing of bankruptcy proceedings involving the Borrower as a debtor;
4)	the application for the appointment of a receiver for the Borrower;
5)	the making of a general assignment for the benefit of the Borrower’s creditors;
6)	the insolvency of the Borrower;
7)	a misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit; or
8)	the sale of a material portion of the business or assets of the Borrower.

If any of the above defaults apply to one Borrower, all Borrowers shall be deemed in default of this Note regardless of whether all Borrowers are directly involved in the default.

Notwithstanding anything to the contrary, upon a default, interest shall accrue from the date of default at the rate of 20%, but the Lender shall not take any enforcement or foreclosure or similar action with respect thereto prior to July 11, 2025.

V. SEVERABILITY OF PROVISIONS

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

VI. MISCELLANEOUS

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. The Borrower waives presentment for payment, protest, and notice of protest and demand of this Note.

No delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note, or failure to accelerate the debt evidenced hereby by reason of default in the payment of a monthly installment or the acceptance of a past-due installment shall be construed as a waiver of the right of Lender to thereafter insist upon strict compliance with the terms of this Note without notice being given to Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender’s option.

No Set-Off. The Company‘s obligation to make the payments provided for in this Agreement and otherwise, to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense, or other right which the Company may have against the lender or others.

This note may not be amended without the written approval of the Borrower and Lender.

It is hereby agreed that the Company shall have the right to issue secured or unsecured debt that is senior to the indebtedness evidenced by this Note.

VII. GOVERNING LAW

This Note shall be construed in accordance with the laws of the State of New York.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, this Agreement has been executed and delivered in the manner prescribed by law as of the date first written above.

Borrower:

LuxUrban Hotels Inc

By:	/s/ Michael James
Michael James
Chief Financial Officer

THA Family II LLC

By:	/s/ Andrea Romanello Ferdinand
	Name:	Andrea Romanello Ferdinand
	Title:	Manager

/s/ Andrea Romanello Ferdinand
Andrea Romanello Ferdinand, Individually

Schedule A

Month	Interest	Principal	Ending Balance
1	$12,833.33	$0.00	$1,100,000.00
2	$12,833.33	$0.00	$1,100,000.00
3	$12,833.33	$0.00	$1,100,000.00
4	$12,833.33	$0.00	$1,100,000.00
5	$12,833.33	$0.00	$1,100,000.00
6	$12,833.33	$0.00	$1,100,000.00
7	$12,833.33	$55,273.36	$1,044,726.64
8	$12,188.48	$55,918.21	$988,808.43
9	$11,536.10	$56,570.59	$932,237.83
10	$10,876.11	$57,230.58	$875,007.25
11	$10,208.42	$57,898.27	$817,108.98
12	$9,532.94	$58,573.75	$758,535.22
13	$8,849.58	$59,257.11	$699,278.11
14	$8,158.24	$59,948.45	$639,329.66
15	$7,458.85	$60,647.85	$578,681.82
16	$6,751.29	$61,355.40	$517,326.42
17	$6,035.47	$62,071.22	$455,255.20
18	$5,311.31	$62,795.38	$392,459.82
19	$4,578.70	$63,527.99	$328,931.82
20	$3,837.54	$64,269.15	$264,662.67
21	$3,087.73	$65,018.96	$199,643.71
22	$2,329.18	$65,777.51	$133,866.20
23	$1,561.77	$66,544.92	$67,321.28
24	$785.41	$67,321.28	$0.00

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